As filed with the Securities and Exchange Commission on May 8, 2013

Registration No. 33-80435

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ITT EDUCATIONAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-2061311
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13000 North Meridian Street

Carmel, Indiana 46032-1404

(Address of Principal Executive Offices) (Zip Code)

ITT EDUCATIONAL SERVICES, INC.

1994 STOCK OPTION PLAN

(Full title of the plan)

Clark D. Elwood

Executive Vice President, Chief Administrative and Legal Officer

ITT Educational Services, Inc.

13000 North Meridian Street

Carmel, Indiana 46032-1404

(Name and address of agent for service)

(317) 706-9200

(Telephone number, including area code, of agent for service)

Copy to:

Christine G. Long

Faegre Baker Daniels LLP

600 East 96th Street, Suite 600

Indianapolis, Indiana 46240

(317) 569-9600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated Filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

EXPLANATORY NOTE

ITT Educational Services, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (this “Post-Effective Amendment”) to report that the offering of securities pursuant to the ITT Educational Services, Inc. 1994 Stock Option Plan (the “1994 Plan”) has been completed. The securities issuable under the 1994 Plan were originally registered by the Registrant on a registration statement on Form S-8 (File No. 33-80435) filed with the Securities and Exchange Commission (the “Commission”) on December 14, 1995 (the “Registration Statement”).

The 1994 Plan permitted the Registrant to grant to its key employees options to purchase common stock of the Registrant. The Registrant granted all of the securities available for issuance under the 1994 Plan as stock options, and all such stock options granted under the 1994 Plan have been exercised. As a result, the Registrant is filing this Post-Effective Amendment to report that all securities registered under the Registration Statement have been sold and the offering thereof has been completed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on May 8, 2013.

ITT Educational Services, Inc.

By:	/s/ Kevin M. Modany
Kevin M. Modany,
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes Kevin M. Modany and Daniel M. Fitzpatrick, or either of them, each with full power of substitution, to execute in the name and on behalf of such person any amendment to this Registration Statement, including post-effective amendments, and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Kevin M. Modany and Daniel M. Fitzpatrick, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ Kevin M. Modany Kevin M. Modany	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2013

/s/ Daniel M. Fitzpatrick Daniel M. Fitzpatrick	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 8, 2013

/s/ John F. Cozzi John F. Cozzi	Director	May 8, 2013

/s/ John E. Dean John E. Dean	Director	May 8, 2013

/s/ James D. Fowler, Jr. James D. Fowler, Jr.	Director	May 8, 2013

/s/ Joanna T. Lau Joanna T. Lau	Director	May 8, 2013

/s/ Thomas I. Morgan Thomas I. Morgan	Director	May 8, 2013

/s/ Samuel L. Odle Samuel L. Odle	Director	May 8, 2013

/s/ Vin Weber Vin Weber	Director	May 8, 2013

/s/ John A. Yena John A. Yena	Director	May 8, 2013